UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

May 3, 2011
____________________________

PHOTOTRON HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
20259 Ventura Boulevard Woodland Hills, CA 91364 (Address of Principal Executive Offices and zip code)

(818) 992-0200
(Registrant’s telephone
number, including area code)

Catalyst Lighting Group, Inc.
1328 West Balboa Boulevard, Suite C
Newport Beach, CA 92661
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 3, 2011, the Registrant entered into a Revolving Promissory Note (the “Revolving Note”) with W-Net Fund I, L.P. (“W-Net”).  Under the terms of the Revolving Note, W-Net agreed to advance to the Registrant, from time to time and at W-Net’s discretion, amounts up to an aggregate of $150,000 pursuant to requests made by the Registrant until May 2, 2012.  All advances shall be paid on or before May 2, 2012 and interest shall accrue from the date of any advance on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of twelve percent (12%) per annum, compounded annually.

The Registrant’s obligations under the Revolving Note will accelerate, upon written notice from W-Net, upon a bankruptcy event with respect to the Registrant, any default in the Registrant’s payment obligations or the Registrant’s breach of any provision of any material agreement between the Registrant and W-Net.  Upon an event of default, the Revolving Note will bear interest at the rate of 15% per annum, compounded annually.  As of the date of the Revolving Note, $100,000 was deemed outstanding under the Revolving Note.  A copy of the Revolving Note is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Revolving Promissory Note dated May 3, 2011 issued by Phototron Holdings, Inc. in favor of W-Net Fund I, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phototron Holdings, Inc.

Date: May 6, 2011	By:	/s/ Brian B. Sagheb
Brian B. Sagheb Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Revolving Promissory Note dated May 3, 2011 issued by Phototron Holdings, Inc. in favor of W-Net Fund I, L.P.

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